NEWS RELEASE

The Andersons, Inc. Reports Second Quarter Results and
Announces Business Structure and Organizational Changes
MAUMEE, OHIO, August 4, 2020 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the second quarter ended June 30, 2020 and business structure and organizational changes.

Second Quarter Highlights:

•Company reported net income attributable to The Andersons of $30.4 million, or $0.92 per diluted share, and adjusted net income of $29.3 million, or $0.88 per diluted share.
•Adjusted EBITDA attributable to the company was $70.7 million for the quarter.
•Trade Group reported pretax income of $0.4 million and adjusted pretax income of $1.4 million despite a tough operating environment.
•Ethanol Group reported pretax income attributable to the company of $0.9 million due to its timely maintenance shutdowns and improved ethanol margins.
•Plant Nutrient Group recorded pretax income of $19.4 million driven by a strong planting season.
•Rail Group earned $2.6 million of pretax income due to lower car sale income.
•Company announced a reorganization of its business groups and several leadership changes.

"I am proud of what we were able to accomplish in the second quarter, as all four of our business groups were profitable,” said President and CEO Pat Bowe. "We are focused on transforming The Andersons into a more cost-efficient company positioned for scalable growth. Our vision is to be the most nimble and innovative North American ag supply chain company. The steps we are taking to transform the organization should ensure that we have the right vision at the right time to continue to serve our customers."

"Our Plant Nutrient Group's income was up more than 20 percent due to an excellent spring planting season," continued Bowe. "Our Ethanol Group's navigation of the unprecedented decrease in demand due to the COVID-19 crisis helped produce good results under those difficult conditions. The Trade Group continued to feel the effects of a small 2019 corn crop in the East. Both the Trade Group and the Rail Group both felt the persistent negative impact of the pandemic on customer demand. Both groups were profitable for the quarter."

“I want to again thank our employees, particularly those working in our plants and operations, for continuing to demonstrate their commitment to the company and to our customers and communities by keeping our businesses running safely and effectively during this time. We have maintained as our top priority, the health and safety of our employees, who have performed admirably in these difficult circumstances. We also extend our thanks to the health and safety personnel in our communities who have helped respond to the pandemic.”

$ in millions, except per share amounts
	Q2 2020	Q2 2019	Variance	YTD 2020	YTD 2019	Variance
Pretax Income (Loss) Attributable to the Company[1]	$18.2	$40.9	$(22.7)	$(20.9)	$21.5	$(42.4)
Adjusted Pretax Income (Loss) Attributable to the Company[1]	21.6	44.1	(22.5)	(16.2)	36.2	(52.4)
Trade Group	1.4	25.8	(24.4)	(7.2)	19.5	(26.7)
Ethanol Group[1]	0.9	3.7	(2.8)	(23.1)	6.8	(29.9)
Plant Nutrient Group	19.4	15.9	3.5	18.2	12.0	6.2
Rail Group	2.6	3.2	(0.6)	3.6	7.5	(3.9)
Other	(2.7)	(4.6)	1.9	(7.7)	(9.5)	1.8
Net Income (Loss) Attributable to the Company[1]	30.4	29.9	0.5	(7.2)	15.9	(23.1)
Adjusted Net Income (Loss) Attributable to the Company[1]	29.3	32.3	(3.0)	(14.0)	27.0	(41.0)
Diluted EPS	0.92	0.91	0.01	(0.22)	0.48	(0.70)
Adjusted Diluted EPS	0.88	0.98	(0.10)	(0.43)	0.81	(1.24)
EBITDA	66.7	86.4	(19.7)	76.6	116.6	(40.0)
Adjusted EBITDA Attributable to the Company	$70.7	$90.1	$(19.4)	$85.4	$132.0	$(46.6)
1 Reflects amounts attributable to the company and excludes losses attributable to the noncontrolling interests of $10.4 in Q2 2020, $0.5 in Q2 2019, $23.9 for year-to-date 2020 and $0.6 for year-to-date 2019. See non-GAAP reconciliations in the accompanying tables.

Company Continues to Actively Manage COVID-19 Pandemic

The company's executive-level response team has continued to closely monitor the crisis, share information and best practices across the company’s operations and manage its coordinated response. It has also implemented policies for remote work and supplemental sick time for those employees who have been impacted by the virus. Employees continue to practice appropriate social distancing and follow protocols for sanitation and good hygiene developed in conjunction with the pandemic.

Strategic Business Structure and Senior Leadership Changes Announced

The company announced strategic business structure and senior leadership changes. Among the changes were the following:

•The Trade Group and Ethanol Group will be combined and led by President Bill Krueger, who was formerly president of the Trade Group. Jim Pirolli, who was the Ethanol Group president, has been appointed senior vice president of the combined group, which will enable him to assume expanded responsibilities.
•The Plant Nutrient Group and Rail Group will be combined and led by Joe McNeely, who was formerly the president of the Rail Group.

"This new structure will enable us to focus on increasing gross profit and enhancing service to our customers, while also managing our cost structure," said Bowe. "The combination of the Trade and Ethanol Groups will allow for greater strategic alignment, risk management and integrated service to our customers. This restructuring of our business will also result in a leaner cost environment."

Liquidity and Cash Management

“We generated strong operating cash flows and continued to manage capital expenditures during the second quarter,” said Executive Vice President and CFO Brian Valentine. “As the pandemic persists, we remain very focused on overall liquidity, including expense and cash management."

In May, the company announced that it was targeting total expense reductions of $30 million in 2020, with approximately half of those savings expected to be permanent in nature. The company anticipates further general and administrative cost reductions that will be realized beginning in early 2021.

The company still expects to spend approximately $100 million on capital projects in 2020 after averaging more than $200 million over the last three years. This reduction prudently preserves working capital and supports our continued strong financial position.

Second Quarter Segment Overview

Trade Group Records Lower Adjusted Results Driven by Low Income from Storage Assets

The Trade Group recorded pretax income of $0.4 million and adjusted pretax income of $1.4 million for the quarter compared to pretax income of $22.6 million and adjusted pretax income of $25.8 million in the second quarter of 2019. The 2019 results were positively impacted by corn and wheat basis appreciation caused by the poor 2019 planting season and concerns about adequate grain supplies.

•The merchandising business continued to perform well, with comparable year-over-year results.
•The group's return on its Eastern Corn Belt assets was hurt by the small 2019 harvest and COVID-related decreases in demand, which resulted in compressed margins, minimal basis appreciation and lower originations.

The group adjusted its reported pretax income by $1.0 million for stock compensation expense associated with the 2019 acquisition of Lansing Trade Group.

The group’s second quarter adjusted EBITDA was $17.5 million compared to second quarter 2019 adjusted EBITDA of $46.8 million.

The group anticipates a large corn harvest, which should improve profitability during the latter part of the year and into 2021.

Ethanol Group Records a Profit Due to Timely Maintenance Shutdowns and Improving Margins

The Ethanol Group reported pretax income attributable to the company of $0.9 million in the second quarter compared to the $3.7 million of pretax income attributable to the company it earned in the same period in 2019.

•Margins began to improve in early May and were strong by the end of the quarter as improving demand outpaced increases in industry production.
•As expected, a significant portion of the non-cash mark-to-market losses recorded in the first quarter reversed during the second quarter.

•The group's five plants operated at approximately 50 percent of capacity during the quarter as planned. The group safely completed extended maintenance shutdowns using largely its own employees.

The group recorded adjusted EBITDA attributable to the company of $11.0 million in the second quarter of 2020 compared to 2019 second quarter adjusted EBITDA attributable to the company of $4.5 million.

Plant Nutrient Group Pretax Income Increases 22 Percent Driven by a Strong Planting Season

The Plant Nutrient Group improved its results year over year, recording pretax income of $19.4 million compared to pretax income of $15.9 million in the same period of the prior year. This was the fifth consecutive quarter that the group posted improved year-over-year results.

•Volumes were up substantially due to a strong planting season.
•Improved Engineered Granules results continued to be driven by better procurement and operating expenses controls.

The group’s current quarter EBITDA was $27.2 million compared to 2019 second quarter EBITDA of $24.9 million.

The group's near-term outlook is guarded, as low corn prices and COVID-related demand decreases in the industrial sector may offset the positive impacts of continuing cost reductions, which have improved results over the last several quarters, and new business opportunities in Engineered Granules.

Rail Group Results Down Slightly on Lower Car Sale Income

The Rail Group earned second quarter pretax income of $2.6 million compared to $3.2 million in the same period of the prior year.

•Railcar leasing results were flat year over year. Cars on lease, average lease rate and utilization were all lower as railcar loadings continued to decrease.
•Income from cars sales was negligible.
•Service and other pretax income was unchanged.

The group’s second quarter 2020 EBITDA of $15.3 million was comparable to its second quarter 2019 EBITDA.

The COVID-19 pandemic has caused the idling of nearly one-third of the North American railcar fleet and has driven year-to-date railcar loadings 16 percent lower year over year through June. These conditions are expected to continue until the general economy returns to normal levels, and will continue to negatively impact lease renewals, lease rates and demand for railcar repairs.

Provision for Income Taxes Includes CARES Act Benefits

The company’s second quarter income tax provision included additional CARES Act tax benefits of approximately $3.7 million, or $0.11 per diluted share in the current quarter and approximately $10.3 million, or $0.31 per diluted share year to date. As with the impacts of the Tax Cuts and Jobs Act of 2017 and CARES Act benefits recognized in the first quarter of 2020, the company has excluded the current quarter benefits from its adjusted net income. This quarter's additional benefits are expected to result in cash refunds of nearly $14 million, bringing the total expected CARES Act refunds in 2020 to approximately $32 million. In addition, the company’s reported effective income tax rate is substantially impacted by the income or loss earned by the noncontrolling interests and may result in highly variable effective tax rates in future periods.

Conference Call

The company will host a webcast on Wednesday, August 5, 2020, at 11 a.m. Eastern Daylight Time, to discuss its performance and provide its updated outlook for 2020. To access the call, please dial 866-439-8514 or 678-509-7568 (participant passcode is 3588432). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: http://edge.media-server.com/mmc/p/r7mauxjq. Complete the four fields as directed and click Submit. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Investor Day Rescheduled

The company has rescheduled its investor day for the morning of Tuesday, December 8, 2020. The event will be presented in a virtual format. The company will share more details about the event at a later date.
Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, the COVID-19 pandemic and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income attributable to The Andersons, adjusted pretax income attributable to the company, net income attributable to the company, adjusted net income attributable to the company, adjusted diluted earnings per share, EBITDA and adjusted EBITDA attributable to the company provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and better period-to-period comparability. The above measures are not and should not be considered as alternatives to pretax income, net income or net income per share as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

Founded in 1947 in Maumee, Ohio, The Andersons, Inc. (Nasdaq: ANDE) is a diversified company rooted in agriculture that conducts business in the commodity trading, ethanol, plant nutrient and rail sectors. Guided by its Statement of Principles, The Andersons strives to provide extraordinary service to its customers, help its employees improve, support its communities and increase the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
John Kraus
Director, Investor Relations
Phone: 419-891-6544
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2020	2019	2020	2019
Sales and merchandising revenues	$1,890,180	$2,325,041	$3,743,286	$4,301,833
Cost of sales and merchandising revenues	1,783,914	2,164,313	3,573,890	4,031,441
Gross profit	106,266	160,728	169,396	270,392
Operating, administrative and general expenses	90,136	106,918	195,196	220,267
Asset impairment	—	3,081	—	3,081
Interest expense, net	11,827	15,727	27,414	31,637
Other income, net:
Equity in earnings (loss) of affiliates, net	79	(157)	209	1,362
Other income, net	3,450	5,563	8,263	4,049
Income (loss) before income taxes	7,832	40,408	(44,742)	20,818
Income tax (benefit) provision	(12,200)	10,997	(13,664)	5,555
Net income (loss)	20,032	29,411	(31,078)	15,263
Net loss attributable to the noncontrolling interests	(10,407)	(477)	(23,856)	(632)
Net income (loss) attributable to The Andersons, Inc.	$30,439	$29,888	$(7,222)	$15,895

Per common share:
Basic earnings (loss) attributable to The Andersons, Inc. common shareholders	$0.92	$0.92	$(0.22)	$0.49
Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$0.92	$0.91	$(0.22)	$0.48

The Andersons, Inc.
Reconciliation to Adjusted Net Income (unaudited)

(in thousands, except per share data)	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to The Andersons, Inc.	$30,439	$29,888	$(7,222)	$15,895
Items adjusted for certain gains and charges:
Acquisition costs	—	1,229	—	5,872
Transaction related stock compensation	1,017	1,346	2,348	4,762
Asset impairment	—	3,081	—	3,081
Loss (gain) from remeasurement of equity method investments	—	(2,439)	—	1,073
Severance costs	2,341	—	2,341	—
Income tax impact of adjustments (a)	(4,541)	(803)	(11,451)	(3,696)
Total adjustments	(1,183)	2,414	(6,762)	11,092
Adjusted net income (loss) attributable to The Andersons, Inc.	$29,256	$32,302	$(13,984)	$26,987

Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$0.92	$0.91	$(0.22)	$0.48

Impact on diluted earnings (loss) per share	(0.04)	0.07	$(0.21)	0.33
Adjusted diluted income (loss) per share	$0.88	$0.98	$(0.43)	$0.81
(a) Income tax adjustments include $(4.5) million and $(11.5) million due to CARES Act benefits and certain discrete items in the current quarter and year to date, respectively, and $(0.8) million and $(3.7) million due to certain discrete items in the prior year quarter and year to date, respectively.

The Andersons, Inc.
Condensed Consolidated Balance Sheets (unaudited)

(in thousands)	June 30, 2020	December 31, 2019	June 30, 2019
Assets
Current assets:
Cash, cash equivalents and restricted cash	$30,011	$54,895	$11,087
Accounts receivable, net	537,011	536,367	712,294
Inventories	616,323	1,170,536	753,641
Commodity derivative assets - current	112,089	107,863	233,015
Other current assets	102,755	75,681	58,590
Total current assets	1,398,189	1,945,342	1,768,627

Other assets:
Goodwill	135,709	135,360	135,872
Other intangible assets, net	160,180	175,312	188,818
Right of use assets, net	62,838	76,401	74,073
Equity method investments	25,083	23,857	120,929
Other assets, net	23,152	21,753	28,002
Total other assets	406,962	432,683	547,694
Rail Group assets leased to others, net	592,821	584,298	559,711
Property, plant and equipment, net	906,017	938,418	695,827
Total assets	$3,303,989	$3,900,741	$3,571,859

Liabilities and equity
Current liabilities:
Short-term debt	96,071	147,031	426,125
Trade and other payables	503,892	873,081	527,250
Customer prepayments and deferred revenue	45,734	133,585	49,761
Commodity derivative liabilities – current	65,186	46,942	69,369
Current maturities of long-term debt	68,477	62,899	66,678
Accrued expenses and other current liabilities	147,422	176,381	165,383
Total current liabilities	926,782	1,439,919	1,304,566

Long-term lease liabilities	41,061	51,091	48,401
Long-term debt, less current maturities	975,973	1,016,248	1,007,012
Deferred income taxes	162,475	146,155	146,839
Other long-term liabilities	65,615	51,673	44,402
Total liabilities	2,171,906	2,705,086	2,551,220
Total equity	1,132,083	1,195,655	1,020,639
Total liabilities and equity	$3,303,989	$3,900,741	$3,571,859

The Andersons, Inc.
Segment Data (unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended June 30, 2020
Revenues from external customers	$1,351,168	$223,745	$279,825	$35,442	$—	$1,890,180
Gross profit	59,382	(2,599)	38,765	10,718	—	106,266
Equity in earnings (losses) of affiliates	79	—	—	—	—	79
Other income (loss), net	986	466	386	905	707	3,450
Income (loss) before income taxes	393	(9,539)	19,407	2,606	(5,035)	7,832
Loss attributable to the noncontrolling interests	—	(10,407)	—	—	—	(10,407)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$393	$868	$19,407	$2,606	$(5,035)	$18,239
Adjustments to income (loss) before income taxes (b)	1,017	—	—	—	2,341	3,358
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$1,410	$868	$19,407	$2,606	$(2,694)	$21,597

Three months ended June 30, 2019
Revenues from external customers	$1,700,581	$310,867	$270,577	$43,016	$—	$2,325,041
Gross profit	100,666	6,492	38,798	14,772	—	160,728
Equity in earnings (losses) of affiliates	(1,614)	1,457	—	—	—	(157)
Other income (loss), net	3,817	195	570	329	652	5,563
Income (loss) before income taxes	22,631	3,272	15,903	3,180	(4,578)	40,408
Loss attributable to the noncontrolling interests	—	(477)	—	—	—	(477)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$22,631	$3,749	$15,903	$3,180	$(4,578)	$40,885
Adjustments to income (loss) before income taxes (b)	3,217	—	—	—	—	3,217
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$25,848	$3,749	$15,903	$3,180	$(4,578)	$44,102
(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Six months ended June 30, 2020
Revenues from external customers	$2,729,209	$536,784	$404,738	$72,555	$—	$3,743,286
Gross profit	121,848	(31,998)	59,129	20,417	—	169,396
Equity in earnings (losses) of affiliates	209	—	—	—	—	209
Other income (loss), net	3,750	912	356	1,955	1,290	8,263
Income (loss) before income taxes	(9,591)	(46,964)	18,215	3,613	(10,015)	(44,742)
Loss attributable to the noncontrolling interests	—	(23,856)	—	—	—	(23,856)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(9,591)	$(23,108)	$18,215	$3,613	$(10,015)	$(20,886)
Adjustments to income (loss) before income taxes (b)	2,348	—	—	—	2,341	4,689
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(7,243)	$(23,108)	$18,215	$3,613	$(7,674)	$(16,197)

Six months ended June 30, 2019
Revenues from external customers	$3,238,267	$580,033	$399,102	$84,431	$—	$4,301,833
Gross profit	168,063	11,892	59,732	30,705	—	270,392
Equity in earnings (losses) of affiliates	(1,745)	3,107	—	—	—	1,362
Other income (loss), net	827	279	1,137	538	1,268	4,049
Income (loss) before income taxes	4,729	6,128	11,974	7,492	(9,505)	20,818
Loss attributable to the noncontrolling interests	—	(632)	—	—	—	(632)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$4,729	$6,760	$11,974	$7,492	$(9,505)	$21,450
Adjustments to income (loss) before income taxes (b)	14,788	—	—	—	—	14,788
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$19,517	$6,760	$11,974	$7,492	$(9,505)	$36,238
(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Reconciliation to EBITDA and Adjusted EBITDA
(unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended June 30, 2020
Net income (loss)	$393	$(9,539)	$19,407	$2,606	$7,165	$20,032
Interest expense	5,056	1,900	1,463	3,833	(425)	11,827
Tax provision (benefit)	—	—	—	—	(12,200)	(12,200)
Depreciation and amortization	11,055	17,952	6,364	8,869	2,757	46,997
Earnings before interest, taxes, depreciation and amortization (EBITDA)	16,504	10,313	27,234	15,308	(2,703)	66,656
EBITDA attributable to non-controlling interests	—	(645)	—	—	—	(645)
EBITDA attributable to The Andersons, Inc.	16,504	10,958	27,234	15,308	(2,703)	67,301
Adjusting items impacting EBITDA:
Transaction related stock compensation	1,017	—	—	—	—	1,017
Severance Costs	—	—	—	—	2,341	2,341
Total adjusting items	1,017	—	—	—	2,341	3,358
Adjusted EBITDA attributable to The Andersons, Inc.	$17,521	$10,958	$27,234	$15,308	$(362)	$70,659

Three months ended June 30, 2019
Net income (loss)	$22,631	$3,272	$15,903	$3,180	$(15,575)	$29,411
Interest expense	10,148	(811)	2,386	4,181	(177)	15,727
Tax provision (benefit)	—	—	—	—	10,997	10,997
Depreciation and amortization	10,836	1,587	6,631	8,389	2,850	30,293
Earnings before interest, taxes, depreciation and amortization (EBITDA)	43,615	4,048	24,920	15,750	(1,905)	86,428
EBITDA attributable to non-controlling interests	—	(439)	—	—	—	(439)
EBITDA attributable to The Andersons, Inc.	43,615	4,487	24,920	15,750	(1,905)	86,867
Adjusting items impacting EBITDA:
Acquisition costs	1,229	—	—	—	—	1,229
Transaction related stock compensation	1,346	—	—	—	—	1,346
Asset impairment	3,081	—	—	—	—	3,081
Loss from remeasurement of equity method investment	(2,439)	—	—	—	—	(2,439)
Total adjusting items	3,217	—	—	—	—	3,217
Adjusted EBITDA attributable to The Andersons, Inc.	$46,832	$4,487	$24,920	$15,750	$(1,905)	$90,084

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Six months ended June 30, 2020
Net income (loss)	$(9,591)	$(46,964)	$18,215	$3,613	$3,649	$(31,078)
Interest expense	12,245	4,257	3,248	8,316	(652)	27,414
Tax provision (benefit)	—	—	—	—	(13,664)	(13,664)
Depreciation and amortization	22,399	35,504	12,705	17,788	5,502	93,898
Earnings before interest, taxes, depreciation and amortization (EBITDA)	25,053	(7,203)	34,168	29,717	(5,165)	76,570
EBITDA attributable to non-controlling interests	—	(4,120)	—	—	—	(4,120)
EBITDA attributable to The Andersons, Inc.	25,053	(3,083)	34,168	29,717	(5,165)	80,690
Adjusting items impacting EBITDA:
Transaction related stock compensation	2,348	—	—	—	—	2,348
Severance Costs	—	—	—	—	2,341	2,341
Total adjusting items	2,348	—	—	—	2,341	4,689
Adjusted EBITDA attributable to The Andersons, Inc.	$27,401	$(3,083)	$34,168	$29,717	$(2,824)	$85,379

Six months ended June 30, 2019
Net income (loss)	$4,729	$6,128	$11,974	$7,492	$(15,060)	$15,263
Interest expense	20,951	(1,523)	4,647	7,860	(298)	31,637
Tax provision (benefit)	—	—	—	—	5,555	5,555
Depreciation and amortization	25,035	3,377	13,293	16,664	5,777	64,146
Earnings before interest, taxes, depreciation and amortization (EBITDA)	50,715	7,982	29,914	32,016	(4,026)	116,601
EBITDA attributable to non-controlling interests	—	(590)	—	—	—	(590)
EBITDA attributable to The Andersons, Inc.	50,715	8,572	29,914	32,016	(4,026)	117,191
Adjusting items impacting EBITDA:
Acquisition costs	5,872	—	—	—	—	5,872
Transaction related stock compensation	4,762	—	—	—	—	4,762
Asset impairment	3,081	—	—	—	—	3,081
Loss from remeasurement of equity method investment	1,073	—	—	—	—	1,073
Total adjusting items	14,788	—	—	—	—	14,788
Adjusted EBITDA attributable to The Andersons, Inc.	$65,503	$8,572	$29,914	$32,016	$(4,026)	$131,979